UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-169258	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois		60061
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2012, CDW LLC (“CDW”) and CDW Finance Corporation (“CDW Finance,” and together with CDW, the “Co-Issuers”) entered into a purchase agreement (the “Purchase Agreement”) among the Co-Issuers, the guarantors named therein (the “Guarantors”) and the initial purchaser named therein (the “Initial Purchaser”). Pursuant to the Purchase Agreement, the Co-Issuers have agreed to sell to the Initial Purchaser, and the Initial Purchaser has agreed to purchase from the Co-Issuers, $130,000,000 aggregate principal amount of additional 8.5% senior notes due 2019 (the “Notes”). The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Co-Issuers and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, have agreed to indemnify each other against certain liabilities. The sale of the Notes is expected to close on February 17, 2012, subject to customary closing conditions.

Item 8.01. Other Events.

Pricing of Notes Offering

In connection with the execution of the Purchase Agreement, on February 2, 2012, CDW Corporation (the “Company”) issued a press release announcing that the Co-Issuers have priced $130,000,000 aggregate principal amount of the Notes at an issue price of 104.375% in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release announcing the pricing of the Notes offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Notes have not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Launch of Tender Offer

On February 2, 2012, the Company also announced that the Co-Issuers have commenced a cash tender offer (the “Tender Offer”) to purchase any and all of their outstanding $49,321,000 aggregate principal amount of 11.00% Senior Exchange Notes due 2015 (the “Senior Cash Pay Notes”) and any and all of their outstanding $79,672,076 aggregate principal amount of 11.50% / 12.25% Senior PIK Election Exchange Notes due 2015 (the “Senior PIK Election Exchange Notes,” and together with the Senior Cash Pay Notes, the “Senior Notes”). In connection with the Tender Offer, the Issuers are seeking from the holders of the Senior Notes consents to certain proposed amendments to the indenture for the Senior Notes that would eliminate substantially all of the restrictive covenants and certain events of default contained in the indenture governing the Senior Notes (the “Consent Solicitation”).

A copy of the press release announcing the Tender Offer and the Consent Solicitation is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release announcing the pricing of the Notes offering, dated February 2, 2012.

99.2	Press release announcing the launch of the Tender Offer and the Consent Solicitation, dated February 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: February 3, 2012	By:	/s/ Ann E. Ziegler

Ann E. Ziegler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing the pricing of the Notes offering, dated February 2, 2012.

99.2	Press release announcing the launch of the Tender Offer and the Consent Solicitation, dated February 2, 2012.